UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): February 22, 2019

                                  PIERRE CORP.
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             (Exact name of Registrant as specified in its charter)

         Nevada                         333-227286
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(State or other jurisdiction      (Commission File No.)     (IRS Employer
       of incorporation)                                     Identification No.)

                       750 N. San Vicente, Suite 800 West
                            West Hollywood, CA 90069
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          (Address of principal executive offices, including Zip Code)

       Registrant's telephone number, including area code: (818) 855-8199


          (Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (ss.203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (ss.204.12b-2 of this chapter.

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

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Item 1.02   Termination of A Material Definitive Agreement.

     On February 22, 2019 the Company terminated its two agreements relating to the acquisition of licenses that may be awarded to operate cultivation and manufacturing facilities in the Los Angeles metropolitan area.

     On March 20, 2019 the Company entered into a Letter of Intent with an unrelated third party concerning marijuana licenses in Los Angeles County. The Letter of Intent provides that the Company will pay $850,000 for licenses to cultivate, manufacture, distribute, and deliver marijuana in California. However the Company will not acquire any aspects of the licenses that relate to retail delivery or store front retail.

     The acquisition of the licenses is subject to a number of conditions, including a requirement that the licenses, which expired in June 2018, be renewed by the government authorities which issued the licenses.

     If the licenses are acquired, the Company plans to construct a cultivation, manufacturing and distribution facility in Los Angeles County and sell marijuana throughout California.






















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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  March 25, 2019

                                 PIERRE, CORP.



                                 By: /s/ J. Jacob Isaacs
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                                     J. Jacob Isaacs, Chief Executive Officer